EXHIBIT 10.20

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANTS HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE HEMPACCO COMPANY, INC

PROMISSORY NOTE

And

WARRANT PURCHASE AGREEMENT

[$200,000]	February 16, 2021

FOR VALUE RECEIVED, THE HEMPACCO COMPANY, Inc, a Nevada corporation (the "Company"), promises to pay to Jerry Halamuda or his registered assigns, ("Investor") Investor and Company may individually be referred to as a "Party" and collectively be referred to as the "Parties," in lawful money of the United States of America the principal sum of Two Hundred Thousand [$200,000] dollars with interest accruing from the date of this Convertible Promissory Note (this "Note") on the unpaid principal balance at a rate equal to Eight (8%) Percent per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the 12th month anniversary of the Initial Closing Date (the "Maturity Date"); (ii) upon the occurrence of a Liquidity Event or (iii) such other date in accordance with the terms specified in Section 1, the Promissory Note, in each case, in accordance with the terms hereof.

In further consideration for the provision of the loan to the Company, the Company shall issue to the Investor Warrants for the purchase of shares of the Common Stock of the Company in the amount, time and having an exercise price as shall be set forth herein.

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The following is a statement of the facts and circumstances pertaining to the issuance of and the conditions to which this Note and the Warrant are subject, and to which Investor, by the acceptance of this Note acknowledges and agrees:

A. The Company has been in existence and good standing since April 2019 when it was incorporated in and pursuant to the laws of the State of Nevada;

B. Investor is an accredited investor as such term in defined in Rule 50l(a) under the Securities Act of 1933 as issued by the Securities and Exchange Commission and has full and complete opportunity to obtain such information as it deemed appropriate and necessary in order to make an informed investment decision and has performed such diligence. By executing this Agreement, Investor shall so certify and agree to execute such other documents, such as a Subscription Agreement, which the Company may require.

C. The Company is currently engaged in negotiations to engage in a reverse merger transaction with Green Globe International, Inc. (GGII) whose common stock is currently trading in the Over-the-Counter market.

D. The Note to be issued hereunder is one of a series of such Notes with an aggregate principal amount outstanding of two hundred fifty thousand ($250,000) dollars when issued.

E. There are currently outstanding 8,000,000 shares of the common stock of the Company and 8,000,000 shares of its preferred stock.

Now therefore for and in consideration of the receipt by the Company of the amount $200,000 and other good and valuable consideration, the parties agree as follows:

1. The Promissory Note.

(a) Interest. Interest on this Note shall accrue from the date of the Note and be payable at Maturity.

(b) Voluntary Prepayment. This Note and all accrued interest may be prepaid at any time prior to Maturity;

(c) Mandatory Prepayment. If a Liquidity Event occurs prior to Maturity, the outstanding principal amount of this Note, plus all accrued and unpaid interest, shall be due and payable upon the closing of such Liquidity Event.

2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note and the Transaction Documents and shall constitute an acceleration of the Maturity Date to the date of such Event of Default:

(a) Failure to Pay. The Company shall fail to pay when due: (i) any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due; or

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(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents and such failure shall continue for ten (10) business days after the Company's receipt of written notice to the Company of such failure; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Reserved

(e) Other Payment Obligations. Defaults shall exist under any agreements (other than the Notes) of the Company with any third party or parties which consists of the failure to pay any indebtedness for borrowed money at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of such indebtedness for borrowed money of the Company, in each case, in an aggregate amount in excess of fifty thousand ($50,000) dollars; or

(f) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days of commencement; or

(h) Judgments. A final judgment or order for the payment of money in excess of fifty thousand dollars ($50,000) (exclusive of amounts covered by insurance) shall be rendered against the Company and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its subsidiaries, if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within 30 days after issue or levy.

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3. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(f) or 2(g)) and at any time thereafter during the continuance of such Event of Default, Investor may, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(f) and 2(g), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4. The Warrant.

(a) Description. Simultaneous with the issuance of any Note, and as further consideration for the provision of the funds evidenced by the Note, the Company shall issue to the Investor three hundred thousand (600,000) Warrants evidenced by a Certificate substantially in the form attached hereto as Exhibit 4(a) representing the right of the Investor to purchase up to three hundred thousand (600,000) shares of the Common Stock of the issued and outstanding Common Stock following any reverse stock split following the merger or reverse merger of the Company into or with Green Globe International, Inc or any entity being the surviving entity in such a consolidation transaction.

(b) Duration of Warrant Rights. The Warrant shall be exercisable at any time commencing at such time as the Merger Transaction shall have been concluded with any post-closing stock splits of any kind having become effective and continuing for a period of five years.

(c) Price of Shares of Issuable upon Exercise of Warrant. The price for the exercise of the Warrant shall be one ($1.00) dollar per share

(d) No voting rights Holders of the Notes and the Warrants shall not have voting rights until such time as the Warrant has been exercised and stock shall have been duly issued at which time the Issued Stock shall have the same rights and privileges as all other stock of the same class outstanding at that time.

(e) Call Option The Company shall have the option to cause the Warrants be exercised at any time that the common stock of the Company shall have traded in any public market at an average closing price of $2.00 per share for twenty days out of any thirty trading day period. Such Call Option may be exercised by the Company upon tendering to the holder a notice of such Call and payment of the exercise price within three (3) business days thereafter.

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(t) Trading of Stock

(i) The Company will use its commercially reasonable best efforts to cause any stock issued upon exercise of the Warrant to be eligible for trading in the shortest possible time without restrictions being imposed upon the purchaser or recipient.

(ii) Stock issued upon exercise of the Warrant will contain one or more legends indicating any restrictions on trading that may then be in place and the Company shall cause its register to reflect such restrictions on trading.

(g) Exercise Procedure. As set forth in the Warrant Certificate

(h) Reserve Adequate Common Stock. The Company shall, at all times that any Warrants issued hereunder shall remain outstanding and unexercised, hold in reserve that number of authorized but unissued shares of its Common Stock sufficient to be issued upon exercise of any such Warrants.

5. Most Favored Nations. The Company covenants and agrees that if, within ninety (90) days of the issuance this Note to the Investor, it issues any convertible or other form of debt (the "New Notes") that contains terms materially differing from those set forth in this Note or would dilute the interest of the holder of the Warrants, then, at the option of the Investor, the Company shall amend this Note to include any terms from the New Notes that the Investor elects and its stock interests not be diluted.

6. Definitions. As used in this Agreement, the following capitalized terms have the following meanings:

I. "Event of Default" has the meaning given in Section 2 hereof.

2. "Initial Closing Date" shall mean the date when the Company shall have determined that the principal amount of all of the Notes to be issued has been received by the Company.

3. "Merger Transaction" shall mean the closing of the Company's proposed merger or reverse merger or equivalent transaction with GGII or equivalent entity.

4. "Investor" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note or Warrant. Investors" shall mean the investors that have purchased Notes.

5. "Issued Stock" shall mean the stock to be issued by the Company upon exercise of a Warrant or as converted into or exchanged with GGII or other entity in connection with the Merger Transaction.

6. "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance.

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7. "Liquidity Event" shall mean (i) the receipt by the Company of proceeds from any financing transaction in the principal amount of $250,000 or greater; (ii) any consolidation or merger, in any form, of the Company with or into any other corporation or other entity or person, or any other corporate reorganization; currently contemplated to be with GGII; (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; or (iv) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred.

8. "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term "Obligations" shall not include any obligations of Company under or with respect to any warrants to purchase Company's capital stock.

9. "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

10. "Securities Act" shall mean the Securities Act of 1933, as amended.

11. "Transaction Documents" shall mean this Note, any Warrant Agreement or Certificate and any Subscription Agreement executed by the Investor.

7. Miscellaneous.

(a) Successors and Assigns, Transfer of this Note, the Warrant and any securities issuable upon exercise of any Warrant.

(i) Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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(ii) With respect to any offer, sale or other disposition of this Note, the Warrant or any Issued Stock, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence reasonably satisfactory to the Company or any successor, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and any reasonably satisfactory legal opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note, the Warrant or such Issued Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the Issued Stock thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Investor.

(c) Notices. All notices, requests, demands, consents, instructions, or other communications required or permitted hereunder shall be in writing, sent via email or other electronic transmission and mailed or delivered to each party at the respective addresses of the parties, or at such other address or electronic address as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by electronic transmission (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari-passu in right of payment and in all other respects to the other Notes.

(e) Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to five percent (5%) higher than the rate otherwise applicable hereunder. In the event any interest payable on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

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(t) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(g) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

(h) Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(i) Counterparts. This Note may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Note.

(j) Entire Agreement. This Agreement constitutes the entire agreement between the parties. It supersedes any other agreements which might exist as to the subject matter of this Agreement. It may not be amended except by a written instrument executed on behalf of each party to be bound thereby.

(k) Due Authorization and Power to Act. The Parties each represent that they have the power to enter into this Agreement and each signatory is duly authorized to bind such signatory.

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The Company THE HEMPACCO COMPANY, INC. a Nevada corporation		[INVESTOR]

By:	/s/ Sandro Piancone	By:	/s/ Jerry Halamuda
Name:	Sandro Piancone	Name:	Jerry Halamuda
Title:	CEO	Title:	Investor

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